UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2010

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2010, the Board of Directors appointed Mark O. Thornton, M.D., M.P.H., Ph.D as its Senior Vice President, Development and Chief Medical Officer.  Dr. Thornton will commence employment immediately on May 24, 2010.

Dr. Thornton, 52, was with Genvec, Inc. from October 2006 to May 2010, where he served as Senior Vice-President, Product Development.  Prior to that, Dr. Thornton served as Managing Director, Clinical and Regulatory Affairs for Angiotech Pharmaceuticals, Inc. during 2005 and 2006.  From 2004 to 2005, Dr. Thornton was Chief Medical Officer for ZioPharm Oncology, Inc.  He was employed as a Medical Officer at various branches of the U.S. Food and Drug Administration from 1995 until 1997, and again from 1999 to 2004.  From 1997 until 1999 he was a Director of Clinical Research at Otsuka America Pharmaceutical, Inc.

Pursuant to an agreement between the Company and Dr. Thornton dated May 24, 2010 (the “Employment Agreement”), Dr. Thornton will receive an annual base salary of $315,000.  Under the Company’s incentive bonus plan, Dr. Thornton is eligible to receive a target performance bonus of 40% of his base salary, or any other percentage deemed appropriate based upon Dr. Thornton’s and the Company’s achievement of certain specified goals, as determined by the President and CEO and Board of Directors, or any committee thereof.  The bonus may be paid out partly in cash and partly in shares of restricted stock at the discretion of the Board of Directors.  On Dr. Thornton’s start date, the Company will grant him stock options to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on such date and 25,000 shares of restricted stock.  Dr. Thornton is also eligible for additional stock awards based upon performance, subject to the approval of the President and CEO and the Board of Directors.  Dr. Thornton also is entitled to participate in the Company’s benefits and insurance programs, including its Change of Control Severance Benefit Plan, and is entitled to four weeks of paid vacation.

The Employment Agreement also includes confidentiality, intellectual property assignment, and non-competition provisions. Dr. Thornton agreed not to compete with the Company for a period of twelve months following termination of his employment. If Dr. Thornton is terminated without cause or if Dr. Thornton terminates his employment for good reason, he is entitled to a lump sum payment equal to twelve months of his then effective salary.

A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

The Company issued a press release announcing the appointment of Dr. Thornton as its Senior Vice President, Development and Chief Medical Officer on May 24, 2010.  A copy of the release is furnished with this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibits

10.1	Employment Agreement between Novavax, Inc. and Mark O. Thornton dated May 6, 2010.

99.1	Press Release issued by Novavax, Inc. dated May 24, 2010 announcing the appointment of Mark O. Thornton as Senior Vice President, Development and Chief Medical Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc.
(Registrant)

May 25, 2010	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary